Exhibit 10.5
AMENDED AND RESTATED GENERAL SECURITY AGREEMENT
This Agreement is made effective as of August 31, 2005 by NUCRYST PHARMACEUTICALS CORP. (the “Debtor”) having a place of business at 10102 - 114 Street, Fort Saskatchewan, Alberta T8L 3W4, in favor of The Westaim Corporation (the “Secured Party”).
WHEREAS:
A.	Westaim Biomedical Corp. (now known as Nucryst Pharmaceuticals Corp.) granted to the Secured Party a general security agreement made as of August 25, 1999 (the “Original Agreement”);

B.	The Debtor and the Secured Party have agreed to amend and restate the Original Agreement in the manner set forth in this Agreement, and this Agreement from and after August 31, 2005 shall supersede and replace the Original Agreement in all respects.
                   NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the Secured Party granting and continuing credit in favor of the Debtor, and for other good and valuable consideration hereby received, the Debtor hereby acknowledges itself indebted to the Secured Party and the Debtor agrees to the terms and conditions contained herein.
1.	INTERPRETATION

1.1	Definitions
The following terms shall have the following definitions as used in this Agreement:
(a)	“Account” or “Accounts” means one or more monetary obligations not evidenced by Chattel Paper, an Instrument or a Security, whether or not it has been earned by performance, and in addition shall include, all Accounts now or hereafter owned or acquired by the Debtor whether in addition thereto, substitution therefor, replacement thereof, or otherwise;

(b)	“Accounts Receivable” means all debts, accounts, claims, monies and choses in action, which now are, or which may at any time hereafter be due or owing to or owned by the Debtor and also all securities, mortgages, bills, notes and other documents now held, or owned, or which may be hereafter taken, held or owned by or on behalf of the Debtor, in respect of the said debts, accounts, claims, monies and choses in action, or any part thereof, and also all books, documents and papers recording, evidencing or relating to the said debts, accounts, claims, moneys and choses in action, or any part thereof;

(c)	“Advance” or “Advances” means the payment of money, the provision of or giving of value by or on behalf of the Secured Party to the Debtor or its nominee;

(d)	“Agreement” means this security agreement;

(e)	“Change of Control” means the acceptance by the holders of voting securities of the Debtor, representing in the aggregate fifty (50%) percent or more of all issued voting securities of the Debtor, of any offer, whether by way of a takeover bid or otherwise, for all or any of the outstanding voting securities of the Debtor; provided that no Change of Control shall be deemed to have occurred if upon completion of any such transaction individuals who were members of the board of directors of the Debtor immediately prior to the effective date of such transaction constitute a majority of the board of directors of the resulting corporation following such effective date;

(f)	“Chattel Paper” means any writings that evidence both a monetary obligation and a security interest in or lease of specific goods or specific goods and accessions, and in addition shall include, all Chattel Paper now or hereafter owned or acquired by the Debtor, whether in addition thereto, substitution therefor, replacement thereof, or otherwise;

(g)	“Collateral” means Accounts, Accounts Receivable, Chattel Paper, Documents of Title, Equipment, Instruments, Inventory, Intangibles, Money, Proceeds, and Security and any and all other present and after-acquired personal property of any kind or nature whatsoever and wheresoever located, of the Debtor and all Proceeds thereof;

(h)	“Debtor” means Nucryst Pharmaceuticals Corp.;

(i)	“Default” means the occurrence of any one of the events as described in clause 8;

(j)	“Document of Title” or “Documents of Title” means all warehouse receipts, bills of lading and other documents evidencing ownership of personal property, whether negotiable or not and includes all Documents of Title now or hereafter owned or acquired by the Debtor whether in addition thereto, substitution therefor, replacement thereof, or otherwise;

(k)	“Equipment” means all tools, machinery, equipment, furniture, plant, fixtures, vehicles, fixed goods, chattels and other tangible personal property, now owned or hereafter acquired by the Debtor and used in the operation of the Debtor’s business;

(1)	“Indebtedness” means and includes all loans and Advances made or which may be made from time to time by the Secured Party to the Debtor, all interest on any such loans and Advances, all fees, costs, charges and expenses of the Secured Party associated with such loans or Advances, and all costs, charges and expenses of or incurred by the Secured Party, including legal costs on a solicitor and his own client basis, in connection with any security taken or which may be taken by the Secured Party (and any renewals thereof and substitutions therefor) and in connection with all property covered by or comprised in such security (whether in protecting, preserving, realizing or collecting any such security or property or attempting so to do or otherwise) and all other obligations and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, of the Debtor to the Secured Party arising from any agreement or dealings between the Secured Party and the Debtor, or from any agreement or dealings with any person by which the Secured Party may be or become in any manner whatsoever a creditor of the Debtor, or otherwise howsoever arising and whether the Debtor be bound alone or with another or others and whether as principal or surety;

(m)	“Instrument” or “Instruments” means all bills of exchange, promissory notes, cheques, negotiable instruments or any other writing that evidences a right to the payment of money and which is of a kind that, in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, and all letters or advices of credit if the letter or advice states that it must be surrendered on claiming payment under it, but shall not include Chattel Paper, a Document of Title, a Security or a mortgage of an interest in land. In addition, this definition of Instrument or Instruments shall include, all Instruments now or hereafter owned or acquired by the Debtor whether in addition thereto, substitution therefor, replacement thereof, or otherwise;

(n)	“Intangibles” means all intangible property now owned or hereafter acquired by the Debtor and which are not included in sub-paragraph (a) above, including, without limitation, all contractual rights, goodwill, patents, trademarks, trade names, copyrights, other industrial property and the undertaking of the Debtor;

(o)	“Inventory” means all goods or chattels now or hereafter forming the inventory of the Debtor, including, without limitation, all goods, merchandise, raw material, work in process, finished goods and chattels held for sale, lease or resale, or furnished or to be furnished under contracts for service or used or consumed in the business of the Debtor or in or procured for packing or packaging, and in addition includes, all Inventory now or hereafter owned or acquired by the Debtor whether in addition thereto, substitution therefor, replacement thereof or otherwise;

(p)	“Loan Agreement” means the Amended and Restated Loan Agreement between the Debtor and the Secured Party made effective as of August 31, 2005, as further supplemented, amended or modified from time to time;

(q)	“Money” means all coins or bills or other medium of exchange adopted for use as part of the currency of Canada or of any foreign government; and in addition includes, all money now or hereafter owned or acquired by the Debtor whether in addition thereto, substitution therefor, replacement thereof, or otherwise;

(r)	“Permitted Encumbrances” means those encumbrances outlined on Schedule “A”;

(s)	“Proceeds” means all property in any form derived directly or indirectly from any dealing with the undertaking and property of the Debtor including property that indemnifies or compensates for property stolen, lost, destroyed or damaged, and in addition shall include, all Proceeds now or hereafter owned or acquired by the Debtor whether in addition thereto, substitution therefor, replacement thereof, or otherwise;

(t)	“Secured Party” means The Westaim Corporation;

(u)	“Security” or “Securities” means a writing that is: in bearer, order or registered form; of a kind commonly dealt in on securities exchanges or markets; one of a class or series; and evidence of a share, participation or other interest or obligation of the issuer, and in addition includes, all Securities now or hereafter owned or acquired by the Debtor whether in addition thereto, substitution therefor, replacement thereof, or otherwise;

(v)	“Security Interest” means the security interest granted under clause 2.1.
1.2	Preamble and Schedules
                   The Debtor hereby confirms and ratifies the matters contained and referred to in the Preamble to this Agreement and agrees that the Schedule attached hereto is expressly incorporated into and forms part of this Agreement.
2.	SECURITY INTEREST

2.1	Grant of Security Interest
                   To secure the payment of the Indebtedness and performance of all obligations of the Debtor relating to the Indebtedness, the Debtor grants a Security Interest to the Secured Party in the Collateral and charges as and by way of a floating charge to and in favour of the Secured Party all real property of the Debtor.
2.2	Attachment of Security Interest
                   The Debtor warrants and acknowledges to the Secured Party that:
(a)	the parties intend the Security Interest granted under this clause 2 attaches upon execution of this Agreement;

(b)	the parties intend the Security Interest created in any after-acquired property of the Debtor to attach at the same time as the Debtor acquires rights in the said after-acquired property;

(c)	Value has been given; and

(d)	the Debtor presently has rights in the Collateral, excepting the after-acquired property.

3.	CONTINUOUS INTEREST
                   The Security Interest shall be a continuous charge notwithstanding the obligations may be performed and the Indebtedness may be fluctuating and even may from time to time, and at any time, be reduced to a nil balance and notwithstanding monies or credit advanced may be repaid or further advances or credit maybe given to, or to the order of, the Debtor or in respect of which the Debtor is liable.
4.	POSSESSION OF SPECIFIED TYPES OF COLLATERAL
                   If the Collateral comprises any Chattel Paper, Documents of Title, Instruments, Intangibles, Money, or Security the Debtor shall, upon request, deliver the same to the Secured Party and will allow the Secured Party to retain possession of the same.
5.	RELEASE BY THE SECURED PARTY
                   The Secured Party may, in its sole, absolute and unfettered discretion, at any time release from the Security Interest:
(a)	any part or parts of the Collateral, or any part or parts of the Indebtedness;

(b)	any other security interest, or any interest granted in land given by the Debtor;
either with, or without, sufficient consideration therefor, without thereby releasing any other part of the Collateral or any person from this Agreement.
6.	REPRESENTATIONS AND WARRANTIES OF THE DEBTOR
                   The Debtor hereby represents and warrants to the Secured Party that:
(a)	the Debtor has rights in the Collateral, and the Debtor has not created nor granted any other security interests, mortgages, liens, claims, charges or other encumbrances against the Collateral except for the Permitted Encumbrances;

(b)	the Debtor has full power and authority to conduct its business and own its properties in all jurisdictions in which the Debtor carries on business and has full power and authority to execute, deliver and perform all of its obligations under this Agreement;

(c)	this Agreement constitutes legal, valid and binding obligations of the Debtor;

(d)	there is no provision in any agreement to which the Debtor is a party, nor to the knowledge of the Debtor is there any statute, rule or regulation, binding on the Debtor which would be contravened by the execution of this Agreement;

(e)	the name of the Debtor is accurately and fully set out above, and the Debtor is not known by any other name;

(f)	the Collateral is now and will be located at the following address:

10102-114 Street Fort Saskatchewan, Alberta T8L 3W4

(g)	all sums payable by the Debtor on account of taxes or levies relating to the Collateral or the business of the Debtor have been paid, and there are no taxes, levies or charges now due which may become a charge upon or adversely affect the Collateral;

(h)	the Collateral is in good condition and repair, and the Debtor has maintained the Collateral in good condition and repair;

(i)	each Account, Account Receivable, Chattel Paper, Instrument, and Intangible is enforceable in accordance with its terms against the party obligated to pay the same and the amount represented by the Debtor to the Secured Party from time to time as owing thereunder will be the correct amount actually and unconditionally owing.
7.	COVENANTS OF THE DEBTOR
                   The Debtor hereby covenants with the Secured Party that:
(a)	the Debtor will maintain the Collateral free of all liens, charges, interests and encumbrances, except the Permitted Encumbrances;

(b)	the Debtor will maintain the Collateral in good condition and repair, and will not allow the value of the Collateral to be impaired, and will permit the Secured Party or such person as the Secured Party may from time to time appoint, to enter into any premises where the Collateral may be kept to view its condition;

(c)	the Debtor will immediately in writing give notice to the Secured Party of:
(i)	any change in the location of the Collateral;

(ii)	the details of any acquisition or disposition of Collateral (whether authorized by the Secured Party or not);

(iii)	any loss of or damage to Collateral;

(iv)	the details of any claims or litigation affecting the Debtor or Collateral; and

(v)	any change of its name;
(d)	the Debtor will provide the Secured Party at all reasonable times with such information as it shall require as to all matters relating to the business of the Debtor.

8.	DEFAULT
                   The happening of any of the following shall constitute a default under this Agreement:
(a)	if the Debtor shall make default in payment of any principal, interest or other amounts in regard to the Indebtedness;

(b)	if the Debtor should default or be in breach of the performance or observance of any part of the covenants, agreements, conditions, warranties or representations on the part of the Debtor to be kept, observed, performed or given herein or under the Loan Agreement, or any collateral or supplemental agreement thereto, or any other agreement whatsoever entered into between the Debtor and the Secured Party, or should any other person, firm, or company being a party to any agreement supplemental or collateral to the Loan Agreement fail to carry out or observe any covenant or condition herein or therein on its part to be observed or performed;

(c)	if the Debtor should fail to pay any charges, rents, taxes, or rates on leasehold property, or other charges of a like nature, or if the Debtor fails to observe and perform any of the covenants, payments or conditions in any lease, license, concession, agreement, agreement for sale, charge or encumbrance;

(d)	if the Debtor makes default in the payment of any borrowed money, or in the performance of any term, condition or covenant contained in any loan, mortgage or other security agreement to which it is a party;

(e)	if the Debtor should create or attempt to create any mortgage or charge or permit any lien to be created or arise on any of its assets except as otherwise permitted herein;

(f)	if an order shall be made or an effective resolution passed for the winding-up of the Debtor, or if a Petition is filed for the winding-up of the Debtor;

(g)	if the Debtor shall make an assignment for the benefit of creditors or be declared bankrupt, or if a custodian or receiver or receiver and manager or other officer with similar powers be appointed with respect to the Debtor or any of its property or if the Debtor voluntarily files a Petition in Bankruptcy or commits any act of bankruptcy, or proposes to take the benefit of any provision of the Companies Creditors Arrangements Act (Canada) as now or hereafter in force or makes any arrangement with its creditors pursuant to the terms of the applicable corporations legislations as now or hereinafter in force;

(h)	if the Debtor ceases or threatens to cease to carry on its business, or disposes or purports to dispose of all or a substantial part of its assets by conveyance, transfer, lease or otherwise other than in the ordinary course of business;

(i)	if the Debtor passes or purports to pass any resolution or takes or purports to take any corporate proceedings to enable it to take proceedings for its dissolution or liquidation;

(j)	if the Debtor shall lose its charter by expiration, forfeiture or otherwise or if a receiver or receiver-manager for all or any part of the Debtor’s assets or any other party with like powers shall be appointed;

(k)	if any execution, distress, sequestration or any other process of any court becomes enforceable against the Debtor of if a distress or analogous process is levied upon the property of the Debtor or any part thereof, provided however that the Security Interest shall not be enforceable if:
(i)	such execution, sequestration or other process is in good faith being disputed by the Debtor;

(ii)	the Secured Party does not, in its sole discretion, feel that such execution, distress, sequestration or other process hereinbefore referred to jeopardizes or impairs its Security Interest, or prejudices the rights of the Secured Party; and

(iii)	at the Secured Party’s request, the Debtor provides further security which the Secured Party in its absolute discretion deems sufficient to pay in full the amount claimed in the event that the execution, distress, sequestration or any other process as hereinbefore referred to is held to be valid against the Debtor;
(1)	if there is any Change of Control;

(m)	if this Agreement or the Security Interest shall in any respect cease to be in full force and effect or the validity thereof or any of the obligations of the Debtor under this Agreement or the Loan Agreement shall be disaffirmed by or on behalf of the Debtor.
9.	RIGHTS OF SECURED PARTY

9.1	Power of Attorney
                 The Debtor hereby irrevocably constitutes and appoints the Secured Party from time to time, to be the true and lawful attorney of the Debtor, with full power of substitution, to do all acts and things on behalf of and in the name of the Debtor as authorized in the articles and by-laws of the Debtor whenever and wherever it may deemed necessary or expedient by the Secured Party.

9.2	Remedies of Secured Party on Default
                 Upon the happening of any of the events of Default which is not cured within ten (10) days after receipt of written notice by the Debtor from the Secured Party (except for those events of Default set forth in Sections 8(e) - 8(m) hereof for which there is no cure period):

(a)	the Secured Party may seize or otherwise take possession of the Collateral or any part thereof and sell the same by public or private sale at such price and upon such terms and at such locations, as the Secured Party in its sole, absolute and unfettered discretion may determine and the proceeds of such sale less all costs and expenses of the Secured Party (including costs as between a solicitor and its own client on a full indemnity basis) shall be applied against the Indebtedness;

(b)	the Secured Party may enforce this Agreement by any method provided for in this Agreement or as permitted by law, and dispose of the Collateral by any method provided for in this Agreement or as permitted by law, including disposal by lease or deferred payment;

(c)	the Secured Party may make payments to parties having prior charges or encumbrances on any property or properties which the Debtor may hold charges or encumbrances;

(d)	the Secured Party may enter onto any premises where the Collateral is located, and may thereupon take immediate possession of the Collateral, and for this purpose it shall be and may be lawful for the Secured Party and any officer, servant, agent or bailiff of the Secured Party, and with such other assistance as it may require, at any time during the day to enter in or upon any lands, buildings or premises where any of the Collateral may be located, and to break and force open any door, lock, hinge, fastening, gate, fence, building, enclosure or place, or other barrier, for the purpose of taking possession of and removing any or all of the Collateral;

(e)	the Secured Party may take possession of all or any part of the Collateral with the power to exclude the Debtor, its agents and servants therefrom, without becoming liable as a mortgagee in possession;

(f)	the Secured Party may notify the account debtors or obligors under any Accounts included in the Collateral of the security interests granted in such Accounts to the Secured Party, and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Debtor thereunder, directly to the Secured Party and to give valid and binding receipts and discharges therefor, and in respect thereof and, upon such notification and at the expense of the Debtor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Debtor might have done;

(g)	the Secured Party may preserve, protect and maintain the Collateral and make such replacements thereof and additions thereto, as the Secured Party shall in its sole, absolute and unfettered discretion deem advisable;

(h)	the Secured Party may enjoy and exercise all powers necessary or incidental to the performance of all functions provided for in this Agreement, including, without limitation, the power to purchase on credit, the power to borrow in the Debtor’s name, or in the name of any receiver, and to advance its own money for such purposes at such rates of interest as it may deem reasonable, provided that any receiver shall borrow money only with prior consent of the Secured Party, and to grant security interests in the Collateral to secure the money so borrowed;

(i)	the Secured Party may commence, continue or defend proceedings in any Court of competent jurisdiction in the name of the Debtor, a receiver, or the Secured Party, for the purpose of exercising any of their rights, powers and remedies set out in this Agreement, including the institution of proceedings for the appointment of a receiver of the Collateral;

(j)	the Secured Party may elect to retain all or any part of the Collateral in satisfaction of the obligations of the Debtor, to the extent permitted by law;

(k)	neither the Secured Party nor the sheriff will be required to take any steps to preserve any rights against other parties pursuant to any Chattel Paper, Instrument or Security constituting the Collateral or any part of it;

(1)	neither the Secured Party nor the sheriff is required to keep the Collateral or any part thereof, identifiable;

(m)	the Secured Party may use the Collateral in any manner it deems advisable;

(n)	the Secured Party may appoint any person or persons to be a receiver or a receiver-manager of the Collateral or any part thereof, and may remove any person so appointed and appoint another in its stead. The term “receiver” where used in this Agreement, includes a receiver-manager;

(o)	any receiver will have the following powers:
(i)	to take possession or custody and control of any Collateral;

(ii)	to take or defend or continue any proceedings in the name of the Debtor or in its own name or otherwise;

(iii)	to carry on or concur in carrying on the business of the Debtor;

(iv)	to mortgage or encumber any Collateral;

(v)	to dispose of any Collateral by private or public sale, lease or deferred payment, or in any other manner the receiver deems fit;

(vi)	to make any arrangement or compromise which the receiver may deem expedient;

(vii)	to pay or assume any liabilities or expenses connected with the Collateral or the business of the Debtor, including without limitation, the cost of insurance or payment of taxes or other charges incurred in obtaining, maintaining possession of or preserving the Collateral, and the same shall be added to the Indebtedness and secured by the Collateral;

(viii)	to receive the revenues, income or profits of the Collateral or from the business of the Debtor;

(ix)	to hold as additional security, any increase or profits resulting from the Collateral or the business of the Debtor;

(x)	to exercise all rights that the Secured Party has under this Agreement, or otherwise at law;

(xi)	with the consent of the Secured Party in writing, to borrow money for the purpose of carrying on the business of the Debtor or for the maintenance, preservation or protection of any Collateral or for any other purpose approved by the Secured Party, and any amount so borrowed together with interest thereon, shall form a security interest in the Collateral in priority to the Security Interest created by this Agreement;

(xii)	to enter into and to occupy any business premises or any premises where any Collateral is located in which the Debtor has any interest, for the purpose of exercising any of the rights and powers under this Agreement;

(xiii)	to employ or retain for the execution of the duties and powers conferred hereunder, such agents, assistants, professional advisors or other persons as required on the terms and at the remuneration the receiver deems proper;

(xiv)	to exercise all or any of the powers or rights incident to the ownership of the Collateral;

(xv)	the Debtor irrevocably constitutes and appoints any receiver to be its attorney to on its behalf, to do all acts and things on behalf of and in the name of the Debtor as may be authorized by the articles or bylaws of the Debtor including without limitation, carrying out any sale, lease, agreement or other document regarding the Collateral or business of the Debtor, and any such deed, lease, agreement or other document signed by a receiver under his seal pursuant hereto, will have the same effect as if it were executed by and under the seal of the Debtor;

(xvi)	sny receiver will be deemed to be the agent of the Debtor, and the Debtor will be solely responsible for his acts or defaults and for his remuneration and expenses, and the Secured Party will not be in any way responsible for any misconduct or negligence on the part of any receiver;

(xvii)	all fees, charges and expenses of the receiver, or any of its agents, assistants, or professional advisors, shall be paid by the Debtor on a full indemnity basis, and shall form a security interest in the Collateral;

(xviii)	the receiver appointed hereunder shall not be obliged to take possession or control of the whole of the business of the Debtor. Rather, the Secured Party’s right to appoint hereunder, shall be restricted to the Collateral.
9.3	Right to Grant Indulgences and Releases
                   The Secured Party may grant extensions of time and other indulgences, take and give up security instruments or security agreements, accept compositions, compound, compromise, settle, grant releases and discharges and otherwise deal with the Debtor and others and with Collateral and other security instruments or security agreements as the Secured Party may see fit, without prejudice to the Secured Party’s rights in this Agreement. The Secured Party may demand, collect and sue on Collateral in either its own name or otherwise, and may endorse the Debtor’s name on any and all cheques, commercial paper, or any other Collateral.
9.4	Rights Cumulative
                   All rights and remedies of the Secured Party set out in this Agreement shall be cumulative. No right or remedy contained herein is intended to be exclusive, but each shall be in addition to every other right or remedy contained herein, or in any existing or future security document, or now or hereafter existing at law or, in equity, or by statute.
9.5	Secured Party’s Right to Perform
                   Upon the Debtor’s failure to perform any of its duties under this Agreement, the Secured Party may, but shall not be obligated to, perform any such duties, and the Debtor will pay to the Secured Party, upon demand, an amount equal to the expense incurred by the Secured Party in so doing with interest thereon from the date such expense is incurred at the highest rate of interest applicable to any Indebtedness.
9.6	Additional Requirements
                   Upon the occurrence of an event of Default, the Secured Party may specify to the Debtor in writing additional requirements or restrictions to be performed and observed by the Debtor in respect of provision of financial information, capital, expenditures, incurring additional obligations, reduction of capital, distribution of assets, repayment of loans, lending of money, sale and other disposition of assets or such other matters as the Secured Party may think fit, and the Debtor agrees to perform and observe such requirements or restrictions to the same extent and effect as if the same were fully set forth in this Agreement.
10.	NO LIABILITY FOR FAILURE TO EXERCISE REMEDIES
                   Neither the Secured Party nor any receiver shall be liable or accountable to the Debtor or to any other person for any failure to exercise, or for exercising improperly or negligently, any of the rights, powers and remedies set out in this Agreement, nor shall either be bound to commence, continue or defend proceedings for the purposes of preserving or protecting any rights in the Collateral.
11.	DEBTOR LIABLE FOR DEFICIENCY
                   If the funds or amounts received by the Secured Party or any receiver are not sufficient to fully retire the Indebtedness, the Debtor shall immediately pay the Secured Party the amount of such deficiency.
12.	RESTRICTION ON DEBTOR
                   Upon the Secured Party taking steps to enforce the Security Interest in any Collateral after Default, all powers, functions, rights and privileges of the Debtor with respect to the Collateral shall, to the extent permitted by law, be suspended, unless specifically continued by the written consent of the Secured Party.
13.	ACCELERATION
                   Upon the happening of any event of Default which is not cured within ten (10) days after receipt of written notice by the Debtor from the Secured Party (except for those events of Default set forth in Sections 8(e) — 8(m) hereof for which there is no cure period), the Secured Party, in its sole, absolute and unfettered discretion, may with or without further demand or notice of any kind, declare all or any of the Indebtedness which is not by its terms payable on demand, to be immediately due and payable.
14.	NOTICE
                   Any notice or demand required or permitted to be made or given by the Secured Party to the Debtor may be validly served by leaving the same, or by mailing the same by prepaid registered mail addressed to the Debtor at the address of the Debtor as shown above (attention: President; fax number 780-992-5301), with a copy to:
Nucryst Pharmaceuticals Corp.
50 Audubon Road
Wakefield, MA 01880
Attention: President
Fax No.: (781)246-6012

and in the case of mailing such notice or demand, shall be deemed to have been received by the Debtor on the third business day following the date of mailing.
15.	COSTS AND EXPENSES
                   The Debtor shall pay all costs and expenses of the Secured Party, its agents, officers and employees (including without limitation, legal fees and disbursements on a solicitor and his own client basis) incurred with respect to:
(a)	dealing with other creditors of the Debtor in connection with the establishment, confirmation, amendment or preservation of the priority of the Security Interest created by this Agreement;

(b)	the exercising of any or all of the rights, remedies and powers of the Secured Party under this Agreement; and

(c)	recovering, seizing, or repossessing the Collateral and any other proceedings taken for the purpose of enforcing the remedies provided herein, including, without limitation the appointment of a receiver, manager or receiver and manager, whether by Order of the Court or by private appointment.
                   The Debtor shall pay interest on such costs, charges and expenses incurred at the highest rate of interest payable on any of the Indebtedness, and the amount of the same when paid by the Secured Party shall be added to and form part of the Indebtedness secured hereby, shall be repayable on demand, and shall be a charge on the Collateral.
16.	SET-OFF
                   Without limiting any other right of the Secured Party, whenever the debts and liabilities of the Debtor to the Secured Party are immediately due and payable, or the Secured Party has the right to declare the debts and liabilities to be immediately due and payable, whether or not it has been so declared, the Secured Party may, in its sole, absolute and unfettered discretion, set-off against the said debts and liabilities any and all monies then owed by the Secured Party to the Debtor in any capacity, whether due or not due, and the Secured Party shall be deemed to have exercised such right of set-off immediately at the time of making its decision to do so, even though any charge therefor is made or entered on the Secured Party’s records subsequent thereto.
17.	ENUREMENT
                   This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns as the case may be. In any action brought by an assignee of this Agreement or the Security Interest created hereunder or any part thereof, the Debtor shall not assert against the assignee any claim or defence which the Debtor now has or hereafter may have against the Secured Party.

18.	ADDITIONAL AGREEMENTS
                   This Agreement is in addition to and not in substitution for any other security instruments or security agreements now or hereafter held by the Secured Party and all such other security instruments or security agreements shall remain in full force and effect.
19.	FURTHER ASSURANCES
                   The Debtor further agrees to execute and deliver to the Secured Party, such further assurances and conveyances and supplemental deeds as may be necessary to properly carry out the intention of this Agreement, as determined by the Secured Party, or as may be required by the Secured Party from time to time.
20.	RIGHT OF APPLICATION
                   The Secured Party may at anytime and from time to time apply and re-apply, notwithstanding any previous application, in any such manner as it sees fit, any monies received by it from the Debtor or as a result of any enforcement or recovery proceedings, in or toward payment of any portion of the Indebtedness. Notwithstanding the foregoing, the Secured Party agrees that if the Debtor ceases to be a wholly owned subsidiary of the Secured Party, then the Secured Party shall apply monies received from the Debtor firstly to the portion of the Indebtedness bearing the highest rate of interest.
21.	CONFLICTING AGREEMENTS
                   To the extent of any conflict between any provision of this Agreement and the Loan Agreement, the provisions of the Loan Agreement shall prevail and govern.
22.	WAIVER BY SECURED PARTY
                   Any breach by the Debtor of any provision contained in this Agreement or any Default by the Debtor in the observance or performance of any covenant or condition required to be observed or performed by the Debtor hereunder, may only be waived by the Secured Party in writing, provided that no such waiver by the Secured Party shall extend to or be taken in any manner to affect any subsequent breach or default or the rights resulting therefrom. No delay or omission by the Secured Party in exercising any right or remedy hereunder shall operate as a waiver thereof or of any breach by the Debtor or event of Default giving rise to such right or remedy.
23.	NO OBLIGATION TO ADVANCE
                   Neither the execution nor delivery of this Agreement shall oblige the Secured Party to make any advance or re-advance or provide credit to or an extension thereof, to the Debtor, the same always being in the discretion of the Secured Party.
24.	WAIVER BY DEBTOR
                   To the extent permitted at law, the Debtor waives all and any of its rights against the

Secured Party under any applicable legislation, and waives compliance with all and any of the obligations imposed on the Secured Party under such legislation. After Default, the Debtor hereby waives any of its rights to redemption or reinstatement.
25.	NO REPRESENTATIONS BY SECURED PARTY
                   There are no representations, warranties, provisos, or covenants binding on the Secured Party save those expressly made in writing and signed by the Secured Party.
26.	AMENDMENTS
                   This Agreement shall only be changed by agreement in writing, signed by the Secured Party and the Debtor.
27.	SECURED PARTY’S DISCRETION
                   If any provision in this Agreement entitles or authorizes the Secured Party to make a decision, determination or form an opinion or exercise its discretion, then unless expressly stated to the contrary, the Debtor acknowledges and agrees that such a decision, determination, opinion or exercise of discretion, shall be made by the Secured Party in its sole, absolute and unfettered discretion.
28.	NO MERGER
                   Nothing in this Agreement, and no act or omission by the Secured Party with respect to this Agreement, shall in any way prejudice the rights, remedies or powers of the Secured Party against the Debtor with respect to the Indebtedness of the Debtor to the Secured Party or the Security Interest, or any future security interest granted by the Debtor to the Secured Party. The Security Interest held by the Secured Party shall not operate by way of merger of any portion of the Indebtedness of the Debtor to the Secured Party hereunder, or under any deed, mortgage, guarantee, contract, draft, Instrument, or Intangible, by which the same may now or at any time hereafter arise or be represented or evidenced, and no judgment recovered by the Secured Party shall merge or in any way affect any of the covenants contained in this Agreement, including without limitation, the right to claim interest on the Indebtedness until fully retired.
29.	SEVERABILITY
                   If a portion of this Agreement is wholly or partially invalid, then this Agreement will be interpreted as if the invalid portion was severed and had not been a part of the Agreement.

30.	PLURAL AND GENDER
                   Where the context so requires, the singular number shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary depending upon the person referred to being male, female or a body corporate.
31.	RESERVATION OF LAST DAY OF LEASES
                   The last day of any term reserved by a lease or agreement to lease, is excepted out of the Security Interest hereby created, and does not form part of the Collateral, but the Debtor shall stand possessed of such last day in trust to assign same to any person acquiring such term.
32.	GOVERNING LAW AND SUBMISSION TO JURISDICTION
                   This Agreement will be interpreted in accordance with the laws of the Province of Alberta, and the Debtor irrevocably agrees that any suit or proceeding with respect to any matters arising out of or in connection with this Agreement may be brought in the Courts of the Province of Alberta or in any Court of competent jurisdiction, as the Secured Party may elect, and the Debtor agrees to submit to and attorn to the same.
33.	HEADINGS
                   The insertion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation of this Agreement.
34.	ACKNOWLEDGEMENTS BY DEBTOR

34.1	Copy of Agreement
                   The Debtor hereby acknowledges receipt of a copy of this Agreement, and waives any rights it may have to receive a Financing Statement or Financing Change Statement or Verification Statement relating thereto.

34.2	Contra-Proferentum Not Applicable
                   The Debtor hereby acknowledges that the terms of this Agreement have been freely and voluntarily negotiated with the Secured Party and the application or presumption of the contra-proferentum rule is expressly negatived and does not apply to this Agreement.
                   IN WITNESS WHEREOF the Debtor has executed this Agreement effective as of August 31, 2005.

NUCRYST PHARMACEUTICALS CORP.

Per:	/s/ (illegible)

Per:	/s/ (illegible)

SCHEDULE “A”
Permitted Encumbrances
The Permitted Encumbrances are:

1.	liens for taxes, assessments or governmental charges not at the time due or delinquent or the validity of which is being contested at the time in good faith and as to which adequate reserves have been set aside for payment of the same;

2.	liens under or pursuant to any judgment rendered, or claim filed which are contested in good faith provided execution thereof has been stayed and as to which adequate cash reserves have been set aside for payment of the same;

3.	undetermined or inchoate liens and charges incidental to construction or current operations which have not at such time been filed pursuant to law or which relate to obligations not due or delinquent;

4.	easements, rights-of-way, servitudes or other similar rights in land (including, without in any way limiting the generality of the foregoing, right-of-way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light and power and telephone or telegraph conduits, poles, wires and cables) granted to or reserved or taken by any other person which singly or in the aggregate do not materially detract from the value of the land converted or materially impair its use in the operation of the business of the Debtor;

5.	any security given to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or other authority in connection with the operations of the Debtor in the ordinary course of its business which singly or in the aggregate do not materially impair its use in the operation of its business;

6.	the reservation in any ordinary grants from the Crown of any land or interests therein and statutory exceptions to title;

7.	any mortgage, charge, lien or other encumbrance created issued or assumed by the Debtor to secure part or all of the purchase price of property acquired in the ordinary course of business provided that:
(a)	the amount secured shall not exceed 100% of the actual purchase price or cost; and

(b)	such security shall only be granted concurrently with the incurrence of the indebtedness and such security shall be limited to the property so acquired;

8.	capitalized lease obligations;

9.	the interests of secured parties in the following registrations in the Personal Property Registry for the Province of Alberta:
(a)	Registration No. 01062114036 by Computershare Trust Company of Canada, Corporate Trustee;

(b)	Registration No. 01062114572 by Computershare Trust Company of Canada, Corporate Trustee;

(c)	Registration No. 04011929108 by Ikon Office Solutions, Inc.; and

(d)	Registration No. 02121015123 by Ikon Office Solutions, Inc.